Exhibit 99.1

SYMBOL TECHNOLOGIES FILES FORM 10-Q FOR THIRD-QUARTER 2004

Year-to-Date Revenue is $1,281.6 Million, Year-to-Date EPS is $0.22

     HOLTSVILLE, N.Y. – November 15, 2004 — Symbol Technologies, Inc. (NYSE:SBL), The Enterprise Mobility Company™, today announced it has filed with the Securities and Exchange Commission the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2004.

     On November 8, 2004, Symbol announced it was delaying the third-quarter 2004 10-Q filing as the Company has discovered certain discrepancies in the amount of inventory that affected third-quarter 2004 results that were announced on October 26, 2004. The results of these discrepancies are reflected in Symbol’s revised results for the three- and nine-month periods ended September 30, 2004, which the Company filed today with the Securities and Exchange Commission on Form 10-Q. The Company has not amended either of its previously filed Form 10-Q reports for 2004 as it has determined the impact to previously reported revenue is immaterial and there is no impact on previously reported earnings per share.

     “Today we filed our 10-Q for the third quarter within the extension period permitted by the SEC rules. We took the additional time in order to investigate the previously reported discrepancies and amend our results as necessary,” said William Nuti, Symbol president and chief executive officer. “We are confident that the results included in today’s filing accurately reflect our operating results. We are still investigating the events leading to the discrepancies discovered to ensure that these issues are appropriately addressed and rectified.”

Third-Quarter 2004 Results

     —Revenue for the third quarter ended September 30, 2004, was $429.2 million, an increase of 13.8 percent over third-quarter 2003 revenue of $377.1 million, but a decrease of 0.8 percent compared to second-quarter 2004 revenue of $432.8 million.

     —Third-quarter 2004 net earnings were $17.8 million, or $0.07 per share, as compared to third-quarter 2003 net earnings of $11.5 million, or $0.05 per share, and second-quarter 2004 net earnings of $28.8 million, or $0.12 per share.

     —Year-over-year, third-quarter 2004 gross profit was $200.7 million, a 20.3 percent increase from $166.9 million in third-quarter 2003, and increased 2.0 percent sequentially from second-quarter 2004 gross profit of $196.7 million. Gross margin as a percentage of revenue rose to 46.8 percent in the third quarter from 44.3 percent a year ago and from 45.4 percent in 2004’s second quarter.

     —The Company’s September acquisition of Matrics, Inc. had a $13.8 million negative impact on third-quarter 2004 net earnings, and a $0.05 negative impact on earnings per share.

Nine-Month Financial Summary

     Revenue for the nine months ended September 30, 2004, is $1,281.6 million, an increase of 13 percent over revenue of $1,137.3 million in the nine months ended September 30, 2003. Gross profit for the nine months ended September 30, 2004, was $592.3 million or 46.2 percent compared to $491.2 million or 43.2 percent in the nine months ended September 30, 2003. Operating expenses decreased $15.5 million to $490.5 million for the nine months ended September 30, 2004, from $506.0 million for the nine months ended September 30, 2003. Net earnings were $53.4 million, or earnings of $0.22 per diluted share, for the nine months ended September 30, 2004, compared with a net loss of $12.9 million, or a loss of $0.06 per diluted share, for the nine months ended September 30, 2003.

     Additional information is included in the attached financial statements.

Fourth-Quarter 2004 Guidance Reaffirmed

     The Company’s previously announced fourth-quarter 2004 guidance remains unchanged expecting that fourth-quarter 2004 revenue will be in a range of $445 million to $450 million, up 4 percent sequentially and up 13 percent year-over-year. Earnings per share for the fourth-quarter of 2004 are expected to be $0.09 to $0.10. It should be noted that this guidance includes an anticipated negative $0.05 impact on fourth-quarter earnings resulting from the combined impact of the Matrics acquisition, including interest expense and amortization of fees associated with the short-term debt financing as well as the dilutive impact of an anticipated equity offering.

About Symbol Technologies

Symbol Technologies, Inc., The Enterprise Mobility Company™, is a recognized worldwide leader in enterprise mobility, delivering products and solutions that capture, move and manage information in real time to and from the point of business activity. Symbol enterprise mobility solutions integrate advanced data capture products, radio frequency identification technology, mobile computing platforms, wireless infrastructure, mobility software and world-class services programs under the Symbol Enterprise Mobility Services brand. Symbol enterprise mobility products and solutions are proven to increase workforce productivity, reduce operating costs, drive operational efficiencies and realize competitive advantages for the world’s leading companies. More information is available at www.symbol.com.

This news release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include price and product competition, dependence on new product development, reliance on major customers, customer demand for our products and services, control of costs and expenses, international growth, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the reports filed by Symbol with the Securities and Exchange Commission. Symbol disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

For Symbol Technologies:

For media information:

Patricia Hall
Symbol Technologies, Inc.
631.738.5636
hallp@symbol.com

For financial information:
Nancy Tully
Symbol Technologies, Inc.
631.738.5050
tullyn@symbol.com

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Statement of Operations
($ Millions, except per share data)
(UNAUDITED)

	Three Months Ending		Change
	September 30, 2004	September 30, 2004
	Revised	Previously Announced	Increase (Decrease)
Net Revenue	$429.2	$442.7	$(13.5)
Cost of Revenue	228.4	236.9	(8.5)

Gross Profit	200.7	205.8	(5.1)
Operating Expenses:
Net Engineering	55.4	55.4	—
S, G&A	125.1	124.3	0.8
Recovery from legal settlements	(12.4)	(12.4)	—
Other	3.9	4.8	(0.9)

Total Operating Expenses	172.0	172.1	(0.1)

Earnings from operations	28.7	33.7	(5.0)
(Other Income) / Interest Expense, net	0.0	(0.0)	0.0

Net earnings before taxes	28.7	33.7	(5.0)
Provision for income taxes	10.9	12.6	(1.7)

Net Earnings	$17.8	$21.1	$(3.3)

Earnings per share	$0.07	$0.09	$(0.02)

PERCENTAGE OF REVENUE*
Net Revenue	100.0%	100.0%	—
Cost of Revenue	53.2%	53.5%	(0.3)%

Gross Profit	46.8%	46.5%	0.3%
Operating Expenses:
Net Engineering	12.9%	12.5%	0.4%
S, G&A	29.2%	28.1%	1.1%
Recovery from legal settlements	(2.9)%	(2.8)%	(0.1)%
Other	0.9%	1.1%	(0.2)%

Total Operating Expenses	40.1%	38.9%	1.2%

Earnings from operations	6.7%	7.6%	(0.9)%
(Other Income) / Interest Expense, net	—	—	—

Net earnings before taxes	6.7%	7.6%	(0.9)%
Provision for income taxes	2.5%	2.8%	(0.3)%

Net Earnings	4.2%	4.8%	(0.6)%

* Percentages may differ slightly due to rounding

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Statement of Operations
($ Millions, except per share data)
(UNAUDITED)

	Nine Months Ending		Change
	September 30, 2004	September 30, 2004
	Revised	Previously Announced	Increase (Decrease)
Net Revenue	$1,281.6	$1,295.1	$(13.5)
Cost of Revenue	689.3	697.7	(8.5)

Gross Profit	592.3	597.4	(5.1)
Operating Expenses:
Net Engineering	139.0	139.0	—
S, G&A	366.2	365.1	1.1
Recovery from legal settlements	(21.4)	(21.4)	—
Other	6.7	7.8	(1.1)

Total Operating Expenses	490.5	490.5	—

Earnings from operations	101.8	106.9	(5.0)
Other expense, net	7.0	7.0	—

Net Earnings before taxes	94.8	99.9	(5.1)
Provision for income taxes	41.5	43.2	(1.7)

Net earnings	$53.4	$56.7	$(3.4)

Earnings per share	$0.22	$0.24	$(0.02)

PERCENTAGE OF REVENUE*
Net Revenue	100.0%	100.0%	—
Cost of Revenue	53.8%	53.9%	(0.1)%

Gross Profit	46.2%	46.1%	0.1%
Operating Expenses:
Net Engineering	10.8%	10.7%	0.1%
S, G&A	28.6%	28.2%	0.4%
Recovery from legal settlements	(1.7)%	(1.7)%	(0.0)%
Other	0.5%	0.6%	(0.1)%

Total Operating Expenses	38.3%	37.8%	0.5%

Earnings from operations	7.9%	8.3%	(0.3)%
Other expense, net	0.5%	0.5%	0.0%

Net Earnings before taxes	7.4%	7.7%	(0.3)%
Provision for income taxes	3.2%	3.3%	(0.1)%

Net earnings	4.2%	4.4%	(0.2)%

*	Percentages may differ slightly due to rounding

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Balance Sheet Trend
($ Millions)
(UNAUDITED)

	Balance Sheet at		Change
	September 30, 2004	September 30, 2004
	Revised	Previously Announced	Increase (Decrease)
Assets
Cash and temp. investments	$231.5	$231.5	$—
Accounts receivable, net	99.8	113.3	(13.5)
Inventories	223.3	214.8	8.5
Deferred income taxes	174.6	172.9	1.7
Other current assets	32.0	32.0	—

Total current assets	761.2	764.5	(3.3)
Property, plant & equipment, net	228.1	228.1	—
Intangible and other assets, net	928.5	928.5	—

Total assets	$1,917.8	$1,921.1	$(3.3)

Liabilities & stockholders’ equity
A/P and accrued exp.	$431.1	$431.1	$—
Short term credit facility	250.0	250.0	—
Current portion of long term debt	7.0	7.0	—
Income taxes payable	9.2	9.2	—
Deferred revenue & Other	53.3	53.3	—

Total current liabilities	750.6	750.6	—
L.T.D., less current maturities	84.6	84.6	—
Other liabilities and deferred rev.	68.7	68.6	0.1
Stockholders’ equity
Common stock issued	2.7	2.7	—
Other stockholders’ equity	1,011.2	1,014.6	(3.4)

Total stockholders’ equity	1,013.9	1,017.3	(3.4)

Total liabilities and equity	$1,917.8	$1,921.1	$(3.3)

Financial ratios:
Days sales outstanding	21	23	(2)
Inventory turnover	4.1	4.4	(0.3)
Working capital % of revenue*	0.6%	0.8%	(0.2)%
Return on assets*	4.0%	4.8%	(0.8)%
Return on equity*	7.1%	8.4%	(1.3)%

*	Percentages may differ slightly due to rounding

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Cash Flow Trend
($ Millions)

Nine Months Ending
(UNAUDITED)	September 30, 2004
Cash Flows from Operating Activities
Net earnings	$53.4
Depreciation & amortization	54.3
Write-off of IPR&D	12.8
Changes in Assets & Liabilities
Accounts receivable	51.2
Inventories	(5.6)
Accounts payable & accrued expenses	(70.8)
Other changes, net	70.3

Net Cash Provided by Operating Activities	165.6

Cash Flows from Investing Activities
Investment in other companies	(239.3)
Expenditures for PP&E	(60.3)
Resticted cash	(50.0)
Other investing	(2.9)

Net Cash used in Investing Activities	(352.5)

Cash Flows from Financing Activities
Proceeds from/(Repayment of) STD / LTD	256.9
Other	11.5

Net Cash provided by/(used in) Financing Activities (inc. FX)	268.4

Net Change in Cash	81.5

Beginning Cash Balance	150.0

Ending Cash Balance	$231.5